Exhibit 10.10

LOAN AND SECURITY AGREEMENT

Dated as of November 5, 2020

between

IMPEL NEUROPHARMA, INC.,

a Delaware corporation,

as “Borrower”,

and

AVENUE VENTURE OPPORTUNITIES FUND, L.P.,

a Delaware limited partnership,

as “Lender”

LOAN AND SECURITY AGREEMENT

Borrower and Lender have entered or anticipate entering into one or more transactions pursuant to which Lender agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower and Lender which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).

Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1 Definitions. The terms defined in Article 10 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

1.2 Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

1.3 Transparency Pledge. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents: (a) the occurrence of a Material Adverse Change or Material Adverse Effect shall not constitute an Event of Default or otherwise allow Lender to declare the outstanding Loans due and payable; (b) Lender shall not be entitled to (i) require Borrower’s investors or members of Borrower’s Board of Directors to make any additional written or verbal commitments of ongoing financial support, or (ii) require Borrower to conduct its banking or hold its deposits at any specific bank or financial institution; and (c) Borrower shall not be required to maintain any minimum tangible net worth, working capital, current ratio, quick asset ratio, liquidity ratio or debt-to-equity ratio or comply with any similar financial covenant.

ARTICLE 2 - THE COMMITMENT AND LOANS

2.1 The Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrower from time to time from the Closing Date and to and including the Termination Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder; provided that Borrower may prepay the Loans as set forth in the Supplement.

Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2 Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note payable to the order of Lender, in the total principal amount of the Loan. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as specified in the Supplement hereto. Repayment of the Loans and payment of all other amounts owed to Lender will be paid by Borrower in the currency in which the same has been provided (i.e., United States Dollars).

2.3 Procedures for Borrowing.

(a) At least five (5) Business Days prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by Lender in its sole discretion), Lender shall have received from Borrower a written request for a borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request, including the executed Note(s) for the Loan(s) covered by the Borrowing Request.

(b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Pacific Standard Time on such Borrowing Date, Lender shall make the Loan available to Borrower in immediately available funds.

2.4 Interest. Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date. If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue at the Default Rate until paid in full, as further set forth herein.

2.5 Intentionally Omitted.

2.6 Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7 Default Interest. Any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate, compounded monthly. Borrower shall pay such interest on demand.

2.8 Late Charges. If Borrower is late in making any scheduled payment in respect of the Obligations by more than five (5) days, then Borrower agrees to pay a late charge of five percent (5%) of the payment due, but not less than fifty dollars ($50.00) for any one such delinquent payment; provided, that Lender shall endeavor to provide Borrower written notice of such late charge; provided further however, that (i) any failure of Lender to provide notice shall not relieve Borrower of the obligation to pay the same; and (ii) Borrower shall only be entitled to such notice from Lender one (1) time per year. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

2.9 Lender’s Records. Principal, Basic Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender’s records shall be conclusive evidence thereof. Upon Borrower’s written request therefor, but not more than once per year during the term hereof, Lender shall promptly provide Borrower a copy of such records; provided that any failure to provide such records shall not result in any liability to Lender.

2.10 Grant of Security Interests; Filing of Financing Statements.

(a) To secure the timely payment and performance of all of Borrower’s Obligations, Borrower hereby grants to Lender continuing security interests in all of the Collateral. In connection with the foregoing, Borrower authorizes Lender to prepare and file any financing statements describing the Collateral without otherwise obtaining Borrower’s signature or consent with respect to the filing of such financing statements. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect.

(b) In furtherance of Borrower’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Borrower hereby pledges and grants to Lender a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or at any time thereafter following Lender’s request, the certificate or certificates for the Shares will be delivered to the Lender, accompanied by an instrument of assignment duly executed in blank by Borrower, unless such Shares have not been certificated. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee(s). Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Shares. Except as provided in the following sentence, Borrower shall be entitled to exercise any right to which a holder of such Shares is entitled, including, without limitation, any voting rights with respect to the Shares and receipt of all dividends and other distributions with respect to the Shares that are permitted hereunder and the granting of, waivers and ratifications in respect thereof, provided that Borrower shall not exercise any right in a manner which would be inconsistent with the performance of its Obligations pursuant to any of the terms of this Agreement or which would constitute or create any violation of such terms of this Agreement. All such rights to vote and receipt of dividends and other distributions with respect to the Shares that are permitted hereunder and the granting of consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default and Lender’s written notice to Borrower of Lender’s intent to exercise its rights and remedies under this Agreement, including this Section 2.10(b).

(c) Borrower is and shall remain absolutely and unconditionally liable for the performance of its Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due Lender under any of the Loan Documents.

(d) All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations. Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations have been satisfied and paid in full (other than inchoate indemnity obligations).

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that, except as set forth in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:

3.1 Due Organization. Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower’s powers, have been duly authorized, and following such due authorization, are not in conflict with Borrower’s certificate of incorporation or by laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3 Compliance with Applicable Laws. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, in each case, the noncompliance with which would have a Material Adverse Effect.

3.4 No Conflict. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected. Without limiting the generality of the foregoing, the issuance of the Warrant and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Closing Date.

3.5 No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, its property or the conduct of its business which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

3.6 Correctness of Financial Statements. Borrower’s financial statements which have been delivered to Lender fairly and accurately, in all material respects, reflect Borrower’s financial condition in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments) as of the latest date of such financial statements; and, since that date there has been no Material Adverse Change.

3.7 No Subsidiaries. As of the Closing Date, Borrower is not a majority owner of or in a control relationship with any other business entity, except for Impel Australia.

3.8 Environmental Matters. To its knowledge after reasonable inquiry, Borrower has concluded that Borrower is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.9 No Event of Default. No Default or Event of Default has occurred and is continuing.

3.10 Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date or pursuant to Section 5.2 hereof), taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.11 Specific Representations Regarding Collateral.

(a) Title. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party, other than Permitted Liens.

(b) Rights to Payment. The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c) Location of Collateral. As of the Closing Date, Borrower’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement.

(d) Business Names. Other than its full corporate name, Borrower has not conducted business using any trade names or fictitious business names except as shown on the Supplement.

3.12 Copyrights, Patents, Trademarks and Licenses.

(a) Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without known conflict with the rights of any other Person.

(b) To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.

(c) No claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened in writing, and, to Borrower’s knowledge, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.

3.13 Regulatory Compliance. Borrower has, to the best of its knowledge, met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. To the best of Borrower’s knowledge, no event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.

3.14 Shares. Borrower has full power and authority to create a first priority Lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

3.15 Compliance with Anti-Corruption Laws. Borrower has not taken any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws. Borrower, its employees, agents and representatives have not, directly or indirectly, offered, paid, given, promised or authorized the payment of any money, gift or anything of value to any person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidate for political office. None of Borrower’s principals or staff are officers, employees or representatives of governments, government agencies, or government-owned or controlled enterprises.

3.16 Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement and shall continue until satisfaction in full, in cash, of all Obligations under the Loan Documents or Lender has any commitment to lend hereunder.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1 Conditions to First Loan. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance reasonably satisfactory to Lender and its counsel:

(a) Resolutions. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

(b) Incumbency and Signatures. A certificate of the secretary (or other authorized officer) of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c) Legal Opinion. The opinion of legal counsel for Borrower as to such matters as Lender may reasonably request, in form and substance reasonably satisfactory to Lender.

(d) Charter Documents. Copies of the organizational and charter documents of Borrower (e.g., Certificate of Incorporation and Bylaws), as amended through the Closing Date, certified by an officer of Borrower as being true, correct and complete.

(e) This Agreement. Counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

(f) Financing Statements. Filing copies (or other evidence of filing reasonably satisfactory to Lender and its counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Lender shall reasonably request.

(g) Intellectual Property Security Agreement. An Intellectual Property Security Agreement executed by Borrower in form and substance reasonably satisfactory to Lender.

(h) Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.

(i) Good Standing Certificate. A certificate of status or good standing of Borrower as of a date acceptable to Lender from the jurisdiction of Borrower’s organization and any foreign jurisdictions where Borrower is qualified to do business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(j) Warrant. The Warrant issued by Borrower exercisable for such number, type and class of shares of Borrower’s capital stock, and for an initial exercise price as is specified therein.

(k) Insurance Certificates. Insurance certificates showing Lender as loss payee or additional insured.

(l) Other Documents. Such other documents and instruments as Lender may reasonably request to effectuate the intents and purposes of this Agreement.

4.2 Conditions to All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

(a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan.

(b) No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

(c) Borrowing Request. Borrower shall have delivered to Lender a Borrowing Request for such Loan.

(d) Note. Borrower shall have delivered an executed Note evidencing such Loan, substantially in the form attached to the Supplement as an exhibit.

(e) Supplemental Lien Filings. Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third party waivers as Lender may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral.

(f) VCOC Limitation. Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (i) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (ii) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (iii) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended.

(g) Financial Projections. Borrower shall have delivered to Lender Borrower’s business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors.

ARTICLE 5 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all Obligations (other than inchoate indemnity obligations), Borrower will:

5.1 Notice to Lender. Promptly give written notice to Lender of:

(a) Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect; or of the acquisition by Borrower of any commercial tort claim, including brief details of such claim and such other information as Lender may reasonably request to enable Lender to better perfect its Lien in such commercial tort claim as Collateral.

(b) Any dispute which may exist between Borrower and any governmental or regulatory authority, which could reasonably be expected to have a Material Adverse Effect.

(c) The occurrence of any Default or any Event of Default.

(d) Any change in the location of any of Borrower’s places of business or a material portion of the Collateral at least fifteen (15) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business; provided, however on the day of any such notice, the information set forth in such notice shall be deemed to be part of the Supplement with no further action by either party.

(e) Any dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

(f) Any other matter which has resulted or could reasonably be expected to result in a Material Adverse Change.

(g) Any Subsidiary Borrower intends to acquire or create on or after the Closing Date.

5.2 Financial Statements. Deliver to Lender or cause to be delivered to Lender, in form and detail reasonably satisfactory to Lender the following financial and other information, which Borrower warrants shall be accurate and complete in all material respects:

(a) Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, Borrower’s unaudited balance sheet as of the end of such period, and Borrower’s unaudited income statement and Borrower’s unaudited cash flow statement for such period and for that portion of Borrower’s financial reporting year ending with such period, prepared in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments) and attested by a responsible financial officer of Borrower as being complete and correct in all material respects and fairly presenting in all material respects Borrower’s financial condition and the results of Borrower’s operations as of the date(s) and for the period(s) covered thereby. After a Qualified Public Offering, the foregoing interim financial statements shall be delivered no later than forty-five (45) days after each fiscal quarter and for the quarter-annual fiscal period then ended.

(b) Year-End Financial Statements. As soon as available but no later than one hundred fifty (150) days after the end of each fiscal year, a complete copy of Borrower’s audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by an independent certified public accountant selected by Borrower and satisfactory to Lender (the “Accountant”). The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records.

(c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower (or other executive officer) substantially in the form of Exhibit “C” to the Supplement (a “Compliance

Certificate”) stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto. If requested by Lender, a Compliance Certificate also shall be delivered to Lender on the Closing Date.

(d) Government Required Reports. Promptly after sending, issuing, making available, or filing, copies of all reports, proxy statements, and financial statements that Borrower sends or makes available generally to its stockholders, and, not later than ten (10) days after actual filing or the date such filing was first due, all public registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority having similar authority; provided, however, that nothing in this Section 5.2(d) shall require Borrower to violate any applicable laws, local ordinances or regulations or agreements by which Borrower is bound, including, without limitation, securities laws and nondisclosure agreements.

(e) Other Information. Such other statements, lists of property and accounts, operating budgets (as updated), sales projections, forecasts, reports, 409A valuation reports (to the extent prepared and as updated), operating plans, financial exhibits, capitalization tables (as updated) and information relating to equity and debt financings consummated after the Closing Date (including post-closing capitalization table(s)), or other information as Lender may from time to time reasonably request.

(f) Board Packages. In addition to the information described in Section 5.2(e), Borrower will promptly provide Lender with copies of all notices, minutes, consents and other materials, financial or otherwise, which Borrower provides to its Board of Directors (collectively, “Board Packages”); provided, however, that Borrower need not provide Lender with copies of routine Board actions, such as option and stock grants under Borrower’s equity incentive plan in the normal course of business; and provided, further, however, that such Board Packages may be redacted to the extent that (i) Borrower’s Board of Directors determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons or (ii) such redacted material relates to Lender (or Borrower’s strategy regarding the Loans or Lender).

5.3 Managerial Assistance from Lender. Permit Lender to exercise “management rights,” as that term is defined in 29 C.F.R. § 2510.3-101(d), including without limitation the following rights:

(a) Borrower agrees that (i) it will make its officers, directors, employees and affiliates available at such times as Lender may reasonably request during normal business hours for Lender to consult with and advise as to the conduct of Borrower’s business, its equipment and financing plans, and its financial condition and prospects (but in no case more than quarterly, in addition to any inspection or visitation rights exercised under Sections 5.6, 5.9 or Articles 7 or 8 hereof), (ii) Lender shall have the right to inspect Borrower’s books, records, facilities and properties at reasonable times during normal business hours on reasonable advance notice (but in no case more than quarterly, in addition to any inspection or visitation rights exercised under Sections 5.6, 5.9 or Articles 7 or 8 hereof), and (iii) Lender shall be entitled to recommend prospective candidates for election or nomination for election to Borrower’s Board of Directors and Borrower shall give due consideration to (but shall not be bound by) such recommendations, it being the intention of the parties that Lender shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to Borrower.

(b) Without limiting the generality of (a) above, if Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower’s ability to perform its obligations under this Agreement, permit Lender reasonable access to Borrower’s management and/or Board of Directors and opportunity to present Lender’s views with respect to such developments, but Borrower shall not be bound by any recommendations of Lender.

Lender shall cooperate with Borrower to ensure that the exercise of Lender’s rights shall not disrupt the business of Borrower. The rights enumerated above shall not be construed as giving Lender control over Borrower’s management or policies or create any liability, per se, as a result of Borrower’s failure to follow any advice provided by Lender. Borrower shall not be required under this Section 5.3 to provide access to information which would reasonably be expected to adversely affect the attorney-client privilege between Borrower and its counsel.

The rights granted in this Section 5.3 shall terminate upon the earliest to occur of (a) Borrower becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, (b) consummation of a sale of Borrower’s securities pursuant to a registration statement filed by Borrower under the Securities Act, in connection with a direct listing of Borrower’s securities, an underwritten public offering of Borrower’s securities, or a SPAC Transaction, (c) such time as Lender and its affiliates do not own any of the following that were issued by Borrower pursuant to this Agreement: (i) the Notes; (ii) the Warrant; and (iii) the shares acquired pursuant to such Warrant, and (d) the consummation of a merger or consolidation of Borrower that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of Borrower in a different state or (B) the formation of a holding company that will be owned exclusively by Borrower’s stockholders and will hold all of the outstanding shares of capital stock of Borrower’s successor.

5.4 Existence. Maintain and preserve Borrower’s existence, present form of business, and all rights and privileges necessary in the normal course of its business; and keep all Borrower’s property in good working order and condition, ordinary wear and tear excepted.

5.5 Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lender. Such insurance policies must be in form and substance reasonably satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Borrower shall furnish to Lender such endorsements, and upon Lender’s request, copies of any or all such policies.

5.6 Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments), and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower’s business; and permit employees or agents of Lender at such reasonable times as Lender may request, at Borrower’s expense (not to exceed $2,500 in any 12-month period unless an Event of Default has occurred and is continuing), to inspect Borrower’s properties, and to examine, review and audit, and make copies and memoranda of Borrower’s books, accounts and records. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, Lender shall limit such inspections to no more than once per calendar year.

5.7 Compliance with Laws. Comply in all material respects with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower’s business, and with all material agreements to which Borrower is a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

5.8 Taxes and Other Liabilities. Pay all Borrower’s Indebtedness when due; pay all taxes and other governmental or regulatory assessments (individually or in the aggregate, in excess of $25,000) before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns (subject to any applicable extensions) with respect to taxes individually or in the aggregate, in excess of $25,000.

5.9 Special Collateral Covenants.

(a) Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all commercially reasonable ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records, in all material respects, relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours (but in no case more than once per calendar year if no Event of Default has occurred and is continuing), Borrower hereby authorizes Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s officers and employees, and, in the case of any Right to Payment, after consultation with Borrower, with any Person which is or may be obligated thereon, provided that such inspections shall be conducted in such a manner as not to interfere unreasonably with the operations of Borrower. Only one (1) inspection described in this Section 5.9(a) in any 12-month period shall be at Borrower’s expense, unless an Event of Default has occurred and is continuing, in which case all additional such inspections shall be at Borrower’s expense.

(b) Documents of Title. Not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party, or those related to a Permitted Lien.

(c) Change in Location or Name. Without at least fifteen (15) days’ prior written notice to Lender: (a) not relocate all or any material portion of the Collateral or Records (except as otherwise permitted herein), its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, jurisdiction of incorporation or its legal structure.

(d) Decals, Markings. At the request of Lender, to the extent commercially practicable, firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Lender; provided, however, that Lender agrees not to make such a request unless Lender reasonably believes that an event which could reasonably be expected to have a Material Adverse Effect is reasonably likely to occur.

(e) Agreement with Persons in Possession of Collateral. Use its commercially reasonable efforts to obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or any Person in possession of tangible Collateral in excess of $100,000 per location within the United States of America as Lender may reasonably require, all in form and substance reasonably satisfactory to Lender. In addition, Lender shall have the right to require Borrower to use its commercially reasonable efforts to provide Lender with a Waiver for any Collateral in excess of $100,000 per location within the United States of America that is located in a jurisdiction that provides for statutory landlord’s Liens and for any location at which the Person in possession of such Collateral has a Lien thereon. Notwithstanding anything to the contrary in this Section 5.9(e), Borrower and Lender acknowledge and agree that all material Intellectual Property and Records that are maintained on items of Collateral for which Borrower is unable to provide a Waiver also shall be maintained or backed up in a manner sufficient that Lender shall be able to have access to such Intellectual Property and Records in accordance with the exercise of Lender’s rights hereunder.

(f) Certain Agreements on Rights to Payment. Other than in the ordinary course of business (including any discount, credit, rebate or other reduction in payment negotiated with any insurance provider), not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.

5.10 Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Lender to initiate debit entries to Borrower’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled payments of principal and interest; (ii) provide Lender at least thirty (30) days’ notice of any change in Borrower’s Primary Operating Account; and (iii) grant Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

5.11 Anti-Corruption Laws. Provide true, accurate and complete information, in all material respects, in all product orders, reimbursement requests and other communications relating to Borrower and its products.

ARTICLE 6 - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations (other than inchoate indemnity obligations), Borrower will not:

6.1 Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

(a) Indebtedness incurred for the acquisition of supplies, inventory or other property or services on normal trade credit;

(b) Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(c) Indebtedness of Borrower under this Agreement;

(d) Subordinated Debt;

(e) any Indebtedness approved by Lender prior to the Closing Date as shown on Schedule 6.1;

(f) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens” not to exceed $250,000 in aggregate principal amount outstanding at any time:

(g) Indebtedness incurred under corporate credit cards not to exceed $150,000 in aggregate principal amount outstanding at any time;

(h) guaranties and similar surety obligations in respect of Indebtedness permitted under this Section 6.1;

(i) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(j) Indebtedness incurred in connection with Bank Services, provided that such Indebtedness does not exceed One Hundred Thousand Dollars ($100,000);

(k) letters of credit securing performance of operating leases, real estate leases or appeal bonds and other obligations permitted under this Agreement, provided that such Indebtedness does not exceed One Hundred Thousand ($100,000) in the aggregate amount outstanding at any time; and

(l) extensions, refinancings and renewals of any of the foregoing; provided that the principal amount thereof is not increased.

6.2 Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s property, except (a) Permitted Liens, (b) any negative pledge in respect of any asset subject to a Lien permitted by clause (c) of the definition of Permitted Liens, (c) negative pledges that do not restrict or prohibit Borrower from granting a security interest in Borrower’s assets in favor of Lender, (d) leases to Borrower of real or personal property, and (e) inbound licenses of Intellectual Property. Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

6.3 Dividends. Except after a Qualified Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s capital stock, except (a) dividends or other distributions solely of capital stock of Borrower, (b) cash payments made in lieu of the issuance of fractional shares, (c) so long as no Event of Default has occurred and is continuing, repurchases of equity interests from employees or contractors upon termination of employment or services under reverse vesting or similar repurchase plans not to exceed $250,000 in any calendar year, (d) the conversion of Borrower’s convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (e) the purchase, redemption or other acquisition of shares of Borrower’s capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock and (f) repurchase equity interests to the extent deemed to occur upon exercise of stock options or warrants if (x) such repurchased equity interests represent a portion of the exercise price of such options or warrants and (y) such repurchase is in the form of non-cash consideration or in the form of a cashless net exercise.

6.4 Fundamental Changes. (a) Liquidate or dissolve; (b) enter into, or permit any of Borrower’s Subsidiaries to enter into, any Change of Control; or (c) acquire, or permit any of Borrower’s Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding anything to the contrary in this Section 6.4, Borrower may enter into a transaction that will constitute a Change of Control so long as: (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Lender an agreement in form and substance reasonably satisfactory to Lender, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lender shall be guaranteed by any Person that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lender, in its sole discretion, with respect to the Obligations and the Collateral shall not be increased. In determining whether the proposed Change of Control would result in an increased credit risk, Lender may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control. In addition, (i) a Subsidiary may merge or consolidate into another Subsidiary and (ii) Borrower may consolidate or merge with any of Borrower’s Subsidiaries provided that Borrower is the continuing or surviving Person.

6.5 Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s assets except for the following (each a “Permitted Transfer”): (i) exclusive and non-exclusive licenses or sublicenses of Intellectual Property in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property, but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by Borrower in its reasonable judgment); (iii) Transfers of Inventory in the ordinary course of business; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.3, 6.4, 6.6 or 6.7 hereunder; and (vi) Transfers of assets (other than Intellectual Property) for fair consideration and in the ordinary course of its business.

6.6 Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments (“Investments”), except:

(a) accounts receivable in the ordinary course of Borrower’s business;

(b) Investments in Cash Equivalents;

(c) [reserved];

(d) temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

(e) Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require Borrower to transfer ownership of non-cash assets to such joint venture or other entity;

(f) Investments in (i) one or more wholly-owned domestic Subsidiaries of Borrower, so long as in accordance with Section 6.14(a) of this Agreement, each such Person has been made a co-borrower hereunder or has executed and delivered to Lender an agreement, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations, and (ii) subject to Section 6.14(d), one or more wholly-owned foreign Subsidiaries of Borrower with the prior written consent of Lender;

(g) Investments approved by Lender prior to the Closing Date as shown on Schedule 6.6;

(h) Investments accepted in connection with Transfers permitted by Section 6.5;

(i) non-cash loans approved by Borrower’s Board of Directors to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors, limited to an aggregate total of $150,000 at any time outstanding;

(j) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(k) Investments permitted under Section 6.11;

(l) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;

(m) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(n) deferred purchase obligations accepted in connection with Permitted Transfers; and

(o) Investments by wholly owned Subsidiaries in other wholly owned Subsidiaries or in Borrower.

6.7 Transactions with Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing, except (a) sales of equity securities by Borrower and incurrence of Subordinated Debt for capital raising purposes, (b) Investments permitted under clauses (d), (f), (i) or (o) of Section 6.6, (c) the incurrence of any Indebtedness pursuant to Section 6.1, (d) commercially reasonable and customary compensation or severance arrangements with Borrower’s employees, officers, directors and managers approved by Borrower’s board of directors, and (e) transactions in the ordinary course of business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

6.8 Other Business. Engage in any material line of business other than the business Borrower conducts as of the Closing Date and any business substantially similar or related or incidental thereto.

6.9 Financing Statements and Other Actions. Fail to execute and deliver to Lender all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Lender to maintain a perfected first priority security interest in the Collateral in favor of Lender, subject to Permitted Liens; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time reasonably request in connection with the administration and enforcement of this Agreement or Lender’s rights, powers and remedies hereunder.

6.10 Compliance. Become required to be registered as an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.

6.11 Other Deposit and Securities Accounts. Maintain any Deposit Accounts or accounts holding securities owned by Borrower except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, and (ii) other Deposit Accounts and securities/investment accounts, in each case, with respect to which Borrower and Lender shall have taken such action as Lender reasonably deems necessary to obtain a perfected first priority security interest therein, subject to Permitted Liens. The provisions of the previous sentence shall not apply to (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender as such and (ii) Excluded Accounts.

6.12 Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans and Indebtedness permitted by Section 6.1 hereof). Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Borrower’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12.

6.13 Repayment of Subordinated Debt. Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt, except in accordance with the terms of any subordination agreement among Borrower, Lender and the holder(s) of such Subordinated Debt. Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Borrower’s equity securities of any Subordinated Debt and the payment of cash in lieu of fractional shares shall not be prohibited by this Section 6.13.

6.14 Subsidiaries.

(a) Acquire or create any Subsidiary, unless such Subsidiary becomes, at Lender’s option, either a co-borrower hereunder or executes and delivers to Lender one or more agreements, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations that is secured by first priority Liens on such Person’s assets, subject to Permitted Liens. For clarity, the parties acknowledge and agree that Lender shall have the exclusive right to determine whether any such Person will be made a co-borrower hereunder or a guarantor of the Obligations. Prior to the acquisition or creation of any such Subsidiary, Borrower shall notify Lender thereof in writing, which notice shall contain the jurisdiction of such Person’s formation and include a description of such Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary.

(b) Sell, transfer, encumber or otherwise dispose of Borrower’s ownership interest in any Subsidiary other than Permitted Liens and Permitted Transfers.

(c) Cause or permit a Subsidiary to do any of the following: (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by Borrower and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares, except to Borrower or a wholly owned Subsidiary of Borrower.

(d) Notwithstanding, and without limiting, any other provision of this Agreement or the Supplement to the contrary, Borrower shall not invest in or loan to, directly or indirectly, or cause or permit Impel Australia to maintain, cash or other assets of a value in excess of $1,000,000 (U.S.) in the aggregate at any time during the term of this Agreement.

6.15 Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property (“Personal Property Leases”), except for Personal Property Leases of Equipment in the ordinary course of business that do not in the aggregate require Borrower to make payments (including taxes, insurance, maintenance and similar expenses which Borrower is required to pay under the terms of any such lease) in any calendar year in excess of $250,000 in aggregate amount. For the avoidance of doubt, this Section 6.15 will not be applicable to Indebtedness otherwise permitted under Section 6.1(f) of this Agreement.

6.16 Anti-Corruption Laws.

(a) Take any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.

(b) Directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office, except in compliance with applicable law.

ARTICLE 7—EVENTS OF DEFAULT

7.1 Events of Default; Acceleration. Upon the occurrence and during the continuation of any Event of Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence and continuation of any of the following (each, an “Event of Default”) shall at the option of Lender (1) make all sums of Basic Interest and principal, as well as any other Obligations and amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

(a) Borrower shall fail to pay any principal or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

(b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document, taken together with all such representations, warranties, statements, certificates and documents, shall prove to have been false or misleading in any material respect when made or deemed made herein.

(c) [Reserved.]

(d) (i) Borrower shall fail to pay its debts generally as they become due; or (ii) Borrower shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within forty five (45) days; or (iii) the dissolution, winding up, or termination of the business or cessation of operations of Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s charter documents); or (iv) Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

(e) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person in an amount in excess of the Threshold Amount.

(f) Any governmental or regulatory authority shall take any final and non-appealable judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Lender, could reasonably be expected to have a Material Adverse Effect.

(g) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur.

(h) Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for twenty (20) or more days after entry thereof.

(i) Borrower shall fail to perform or observe any covenant contained in Article 6 of this Agreement.

(j) Borrower shall fail to perform or observe any covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 10 days after the sooner to occur of Borrower’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower (the “Notice Date”); provided, however that if such breach is not capable of being cured within such 10-day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower’s notice but in no event more than 30 days from the Notice Date; provided, further, that such 30-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.

7.2 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

7.3 Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem commercially reasonable. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Subject to applicable law, any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Subject to applicable law, Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in existence,

(1) Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;

(2) Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender’s gross negligence or willful misconduct; and

(3) Upon request by Lender, Borrower will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Borrower shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Lender.

(4) If, at any time after the occurrence and during the continuance of an Event of Default, when Lender shall determine to exercise its right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Lender may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Lender in its discretion may (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(A) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B) as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(5) Borrower recognizes that Lender may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Borrower also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Lender shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower and/or the Subsidiary would agree to do so.

7.4 Borrower’s Obligations upon Default. Upon the request of Lender after the occurrence and during the continuance of an Event of Default, Borrower will:

(a) Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b) Subject to the rights of any lessor, permit Lender, by Lender’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of Borrower’s premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1 Compromise and Collection. Borrower and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower hereby authorizes Lender, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

8.2 Performance of Borrower’s Obligations. Without having any obligation to do so, upon reasonable prior notice to Borrower (unless an Event of Default has occurred and is continuting), Lender may perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Lender on demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.

8.3 Power of Attorney. For the purpose of protecting and preserving the Collateral and Lender’s rights under this Agreement, Borrower hereby irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower’s premises; to give notice of Lender’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in Borrower’s name any financing statements, amendments and continuation statements, account control agreements or other Security Documents necessary or desirable to create, maintain, perfect or continue the perfection of Lender’s security interests in the Collateral. Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.

8.4 Authorization for Lender to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Lender’s own name, from time to time in Lender’s sole discretion and at Borrower’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:

(a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c) Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.

(d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate Borrower’s business.

(f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5 Application of Proceeds. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys’ fees, and then to the payment of the Obligations in such order of application as Lender may elect. Any surplus shall be paid to Borrower or such other parties as are legally entitled thereto.

8.6 Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then Borrower shall be liable for any such deficiency.

8.7 Lender Transfer. Upon the transfer of all or any part of the Obligations, Lender may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.

8.8 Lender’s Duties.

(a) Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.

(b) Lender may at any time deliver the Collateral or any part thereof to Borrower and the acknowledgement of the receipt of Borrower of such Collateral in good condition (as applicable) shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c) Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.

8.9 Termination of Security Interests and Loan Documents. Upon the payment in full of the Obligations (other than inchoate indemnity obligations) and satisfaction of all Borrower’s obligations under this Agreement and the other Loan Documents, and if Lender has no further obligations under its Commitment, the security interest granted hereby shall automatically terminate and, all rights to the Collateral shall automatically revert to Borrower and this Agreement and the other Loan Documents shall terminate; provided that (i) those obligations, liabilities, covenants and terms that are expressly specified herein and in any other Loan Document as surviving that respective agreement’s termination, including without limitation, Borrower’s indemnity obligations set forth in this Agreement, shall continue to survive notwithstanding anything to the contrary set forth herein, and (ii) nothing set forth herein shall affect or be deemed to affect those obligations, liabilities, covenants and terms set forth in any warrant instrument issued to Lender’s parent company or set forth in any other equity securities or convertible debt securities of Borrower acquired by Lender in connection with this Agreement. Upon any such termination, Lender shall return all Collateral in its possession or control to Borrower and, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination. In connection therewith, Borrower agrees to provide Lender with such information as may be reasonably requested by Lender as to whether the securities issuable upon the exercise of any Warrant issued in connection with this Agreement constitute “qualified small business stock” for purposes of Section 1202(c) of the Internal Revenue Code and Section 18152.5 of the California Revenue and Taxation Code.

ARTICLE 9—GENERAL PROVISIONS

9.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.

9.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower’s rights or obligations under any Loan Document. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations under the Loan Documents provided that, so long as no Event of Default has occurred and is continuing, Lender shall not assign any of such rights or obligations to any competitor of Borrower. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business, provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to Borrower than are set forth in Section 9.13 hereof.

9.3 No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lender agrees otherwise in writing.

9.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments).

9.7 Indemnification; Exculpation. Borrower shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such

Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between Borrower and a third party, or (iii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing to the extent incurred as the result of Lender’s or any Agent’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lender.

9.8 Reimbursement. Borrower shall reimburse Lender for all documented, out-of-pocket costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.

9.9 Execution in Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and each of the other Loan Documents may be executed by electronic signatures. Borrower and Lender expressly agree to conduct the transactions contemplated by this

Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). Delivery of an executed signature page to this Agreement and each of the other Loan Documents by facsimile or other electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

9.10 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

9.11 Governing Law and Jurisdiction.

(a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF

FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

9.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.13 Confidentiality. Lender agrees to exercise the same degree of care that it exercises for its own confidential information (but not less than a reasonable degree of care), to hold in confidence all confidential information that it receives from Borrower pursuant to the Loan Documents and not to disclose such information to any third parties, except for disclosure as shall be reasonably required: (a) to legal counsel and accountants for Lender; (b) to other professional advisors to Lender; (c) to regulatory officials having jurisdiction over Lender to the extent required by law; (d) to Lender’s investors and prospective investors

(subject to the same confidentiality obligation set forth herein), and in Lender’s SEC filings as required by law; (e) as required by law or legal process or in connection with any legal proceeding to which Lender and Borrower are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of Lender’s rights hereunder to any assignee or participant (subject to the same confidentiality obligation set forth herein); (g) to Lender’s subsidiaries or Affiliates in connection with their business with Borrower (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or governmental body, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, including in connection with any judicial or other proceeding involving Lender relating to this Agreement and the transactions contemplated hereby; and (i) as required in connection with Lender’s examination or audit. Lender further agrees not to use any such confidential information for any purposes except for the business purposes contemplated under this Agreement. For purposes of this section, Lender and Borrower agree that “confidential information” shall mean any information regarding or relating to Borrower other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by Lender in violation of this section, (ii) information which becomes available to Lender from any other source (other than Borrower) which Lender does not know is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Lender knows on a non-confidential basis prior to Borrower disclosing it to Lender. In addition, Borrower agrees that Lender may use Borrower’s name, logo and/or trademark in connection with certain promotional materials that Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating to the fact that Lender has a financing relationship with Borrower.

ARTICLE 10 - DEFINITIONS

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“Bank Services” means cash management services, treasury, depository, overdraft, electronic funds transfer, automatic clearing house arrangements, cash pooling arrangements, netting services, merchant services, interest rate swap arrangements, foreign exchange services and other similar arrangements or financial accommodations, in each case in the ordinary course of business.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.

“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Cash Equivalents” has the meaning specified in the Supplement.

“Change of Control” means: (a) any sale, license, or other disposition of all or substantially all of the assets of Borrower; (b) any reorganization, consolidation, merger or other transaction involving Borrower; or (c) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the power to control the management of Borrower, or to control the equity interests of Borrower entitled to vote for members of the Board of Directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities (other than in connection with a Qualified Public Offering or a sale to recognized venture capital investors in a transaction or series of transactions effected by Borrower for financing purposes, so long as Borrower identifies to Lender the venture capital investors prior to the closing of the transaction and provides Lender with a description of the material terms of such transaction).

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means (I) prior to a Qualified Public Offering, the assets described on Annex I attached hereto; and (II) from and after a Qualified Public Offering, the assets described on Annex II attached hereto.

“Commitment” means the obligation of Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means the applicable Designated Rate plus five percent (5%) per annum.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Excluded Account” means any cash collateral account, trust account or other fiduciary account identified as such by Borrower in writing to Lender.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any

Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Impel Australia” means Impel Neuropharma Australia Pty Ltd, an entity organized under the laws of Australia and a wholly-owned Subsidiary of Borrower.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Intellectual Property” means all of Borrower’s Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by Borrower in favor of Lender, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by Lender under this Agreement.

“Loan Documents” means, individually and collectively, this Loan and Security Agreement, each Supplement, each Note, the Intellectual Property Security Agreement, and any other security or pledge agreement(s), any Warrant issued by Borrower in connection with this Agreement, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of Borrower to Lender now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document (other than the Warrant), whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any such Loan Document (other than the Warrant).

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Permitted Lien” means:

(a) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c) security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness (and the Proceeds thereof) and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d) Liens in favor of Lender;

(e) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an account control agreement (or equivalent) for each account in which such deposits are held in a form acceptable to Lender has been executed and delivered to Lender to the extent required under Section 6.11;

(f) materialmen’s, mechanics’, repairmen’s, warehousemen’s, carriers’, landlord’s (subject to Section 5.9(e) hereof), employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g) any judgment, attachment or similar Lien, unless the judgment arising in circumstances not constituting an Event of Default under Section 7.1(h);

(h) licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5 hereof;

(i) Liens securing Subordinated Debt;

(j) Liens which have been approved by Lender in writing prior to the Closing Date, as shown on Schedule 6.2 hereto;

(k) the interests of licensors under inbound licenses to Borrower;

(l) the interests of sub-lessees under subleases of real property and statutory or common law Liens of landlords;

(m) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(n) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature arising as a matter of law and incurred in the ordinary course of business; and

(o) zoning restrictions, easements, rights of way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

“Permitted Transfers” is defined in Section 6.5.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Qualified Public Offering” means the closing of a direct listing of Borrower’s common stock, an underwritten public offering of Borrower’s common stock or SPAC Transaction, in each case, with aggregate gross proceeds of not less than $75,000,000 (prior to underwriting expenses and commissions).

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Lender’s Liens on the Collateral.

“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary that is not a controlled foreign corporation (as defined in the Internal Revenue Code), and (b) 65% of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code).

“Subordinated Debt” means Indebtedness (i) approved by Lender; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and to the prior payment to Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Lender in its sole but reasonable discretion or (B) on terms otherwise approved by Lender in its sole but reasonable discretion.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by Borrower or by one or more other Subsidiaries.

“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower and Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Termination Date” has the meaning specified in the Supplement.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Warrant” has the meaning specified in the Supplement.

[Signature page follows]

[Signature page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this

Agreement as of the date first above written.

BORROWER:

IMPEL NEUROPHARMA, INC.

By:	/s/ John Leaman, M.D.
Name:	John Leaman, M.D
Title:	Chief Financial Officer

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By: Avenue Venture Opportunities Partners, LLC
Its: General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

[Schedules to Loan and Security Agreement follow]

Annex I to

Loan and Security Agreement

dated as of November __, 2020

between

Impel Neuropharma, Inc.

and

Avenue Venture Opportunities Fund, L.P.

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles (including all Intellectual Property); (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include: (i) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code), provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary; (ii) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law; or (iii) any contract, Instrument or Chattel Paper in which Borrower has any right, title or interest if and to the extent such contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (A) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument or Chattel Paper, or (B) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided, further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Lender’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument or Chattel Paper.

Annex II to

Loan and Security Agreement

dated as of November 5, 2020

between

Impel Neuropharma, Inc.

and

Avenue Venture Opportunities Fund, L.P.

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles (except as noted below); (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include: (i) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code), provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary; (ii) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property; if a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; (iii) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law; or (iv) any contract, Instrument or Chattel Paper in which Borrower has any right, title or interest if and to the extent such contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (A) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument or Chattel Paper, or (B) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided, further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Lender’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument or Chattel Paper.

Schedules to

Loan and Security Agreement

dated as of November 5, 2020

between

IMPEL NEUROPHARMA, INC.

and

Avenue Venture Opportunities Fund, L.P.

[Intentionally omitted]

SUPPLEMENT

to the

Loan and Security Agreement

dated as of November 5, 2020

between

IMPEL NEUROPHARMA, INC. (“Borrower”)

and

Avenue Venture Opportunities Fund, L.P. (“Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of November __, 2020 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and between Borrower and Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1 - Additional Definitions:

“Amortization Period” means the period commencing on the first day of the first full calendar month following the Interest-only Period and continuing until the Maturity Date.

“Cash Equivalents” means the following assets or rights of Borrower: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, and overnight bank deposits, in each case issued by a commercial bank organized under the laws of the United States or any state thereof which at the time of acquisition are rated A-1 or better by Standard & Poor’s Corporation (or equivalent); (iii) commercial paper maturing not more than 1 year after its date of acquisition; and (iv) money market accounts (subject to control agreements in favor of lender) at least ninety-five percent (95%) of the assets of which constitute cash equivalents of the kinds described in clauses (i) through (iii) of this definition.

“Commitment” means, subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, Lender’s commitment to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Twenty Million Dollars ($20,000,000), with Ten Million Dollars ($10,000,000) funded on the Closing Date; and up to Ten Million Dollars ($10,000,000) to be funded between the Tranche 2 Start Date and the Termination Date, subject to the conditions in Section 1(a) of Part 2 (“Tranche 2”) and mutual agreement of Borrower and Lender.

“Designated Rate” means, for each Growth Capital Loan, a variable rate of interest per annum equal to the sum of (i) the greater of (A) the Prime Rate and (B) three and one-quarter percent (3.25%), plus (ii) seven and three-quarters percent (7.75%). Changes to the Designated Rate based on changes to the Prime Rate shall be effective as of the next scheduled interest payment date immediately following such change.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to four and one-half percent (4.50%) of the Growth Capital Loans funded.

“Growth Capital Loan” means any Loan requested by Borrower and funded by Lender under its Commitment for general corporate purposes of Borrower.

“INP-104” means a combination of drug-device product composed of dihydroergotamine mesylate (“DHE”) drug product and Borrower’s novel I123 Precision Olfactory Delivery (POD) device, which delivers DHE to the nasal cavity.

“Interest-only Period” means the period commencing on the Closing Date and continuing until the twelfth (12th) month anniversary of the Closing Date; provided, however, that such period shall be extended for twelve (12) months (the “First Interest-only Period Extension”) if as of the last day of the Interest-only Period then in effect Borrower has achieved the Qualified Public Offering; provided, further, however that such period shall be extended for an additional twelve (12) months if, as of the last day of the Interest-only Period then in effect, Borrower has achieved (a) the First Interest-only Period Extension and (b) FDA approval of INP-104; provided, further, however, that the Interest-only Period shall not exceed thirty-six (36) months. For the avoidance of doubt, the FDA approval of INP-104 may occur before the First Interest-only Period Extension.

“IPO” as used herein, means a sale of Borrower’s securities pursuant to a registration statement filed by Borrower under the Securities Act (or pursuant to the laws of the jurisdiction in which the initial public offering is completed), in connection with the first firm commitment underwritten offering of Borrower’s securities to the general public.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to each Growth Capital Loan: (a) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; or (b) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Maturity Date” means November 1, 2023.

“Prepayment Fee” means, with respect to any prepayment of the Loans:

(i) if the prepayment occurs during the period commencing on the Closing Date and ending on (but including) the one-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by 4.00%;

(ii) if the prepayment occurs during the period commencing on the day immediately following the one-year anniversary of the Closing Date and ending on (but including) the two-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by 3.00%;

(iii) if the prepayment occurs during the period commencing on the day immediately following the two-year anniversary of the Closing Date and ending on (but excluding) the three year anniversary, an amount equal to the principal amount of the Loans prepaid multiplied by 2.00%; and

(iv) if the prepayment occurs during the period commencing on the day immediately following the three-year anniversary of the Closing Date and ending on (but excluding) the Maturity Date, an amount equal to the principal amount of the Loans prepaid multiplied by 1.00%.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Lender, the “Prime Rate” shall mean the rate of interest per annum announced by Silicon Valley Bank as its prime rate in effect at its principal office in the State of California (such announced Prime Rate not being intended to be the lowest rate of interest charged by such institution in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement.

2

“SPAC Transaction” means any transaction involving Borrower and any special purpose acquisition company, whether merger, acquisition, public (or other) offering, sale, transfer or other exchange, of equity securities, or otherwise.

“Termination Date” means the earlier of: (i) the date Lender may terminate making Growth Capital Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement; and (ii) December 31, 2021.

“Threshold Amount” means Two Hundred Fifty Thousand Dollars ($250,000).

“Tranche 2 Start Date” means the date Borrower has satisfied the conditions in Part 2, Section 1(a).

“Warrant” is defined in Part 2, Section 3(a) hereof.

Part 2 - Additional Covenants and Conditions:

1. Growth Capital Loan Facility.

(a) Additional Condition(s) Precedent Regarding Growth Capital Loan Commitments. In addition to the satisfaction of all of the other applicable conditions precedent specified in Sections 4.1 and 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund Tranche 2 of its Commitment of Growth Capital Loans is subject to (I) receipt by Lender of evidence, as determined by Lender in its reasonable discretion, that (x) Borrower has consummated the Qualified Public Offering; and (y) Borrower has received FDA approval of INP-104; and (II) approval by Lender’s investment committee.

Subject to satisfaction of the conditions precedent specified in Sections 4.1 and Section 4.2 of the Loan and Security Agreement and this Supplement, Lender agrees to make Growth Capital Loans to Borrower under Lender’s Commitment from time to time from and after the Closing Date up to and including the Termination Date in an aggregate, original principal amount up to, but not exceeding, then then-unfunded portion of Lender’s Commitment.

(b) Minimum Funding Amount; Maximum Number of Borrowing Requests. Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate, original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000); provided, however, that the initial Growth Capital Loan shall be funded on the Closing Date in a minimum original principal amount of Ten Million Dollars ($10,000,000). Borrower shall not submit a Borrowing Request more frequently than once per calendar month.

(c) Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal shall be fully amortized over the Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate, commencing after the Interest-only Period of interest-only installments at the Designated Rate. In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Lender (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) the first (1st) interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on the first day of the second (2nd) full month after the Borrowing Date and continuing on the first (1st) day of each month during the Interest-only Period thereafter, Borrower shall pay to Lender interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month. Commencing on the first (1st) day of the first (1st) full month after the Interest-only Period, and continuing on the first (1st) day of each consecutive calendar month thereafter, Borrower shall pay to Lender principal, plus interest at the Designated Rate, in advance, in equal consecutive monthly installments in an amount sufficient to fully amortize the Loan evidenced by such Note over the Amortization Period. On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment shall be due and payable.

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2. Prepayment. Borrower may prepay all, but not less than all, Growth Capital Loans in whole, but not in part, at any time by tendering to Lender a cash payment in respect of such Loans in an amount determined by Lender equal to the sum of: (i) the aggregate outstanding principal amount of such Loans; (ii) the accrued and unpaid interest on such Loans as of the date of prepayment; (iii) the Prepayment Fee; and (iv) the Final Payment.

3. Issuance of Warrant; Right to Invest.

(a) Warrant. As additional consideration for the making of its Commitment, Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “Warrant”).

(b) Warrant General. The Warrant shall be in form and substance reasonably satisfactory to Lender.

(c) Right to Invest. Subject to mutual agreement by Borrower and Lender, Lender shall have the right, in its discretion, but not the obligation, to invest up to Ten Million Dollars ($10,000,000) in equity securities of Borrower on the same terms, conditions, and pricing offered by Borrower to any investor existing at such time, in connection with any private placement concurrent with any IPO (at the initial IPO price) or SPAC Transaction (at the effective price per share in such SPAC Transaction); provided, however, such terms shall exclude the right to designate a seat on the Borrower’s Board of Directors or observer thereto, which may be offered to other investors at Borrower’s discretion.

4. Commitment Fee. Borrower shall pay to Lender a commitment fee in the amount of one percent (1.00%) of the initial Ten Million Dollar ($10,000,000) Commitment due and payable on the Closing Date, of which Fifty Thousand Dollars ($50,000) has been paid by Borrower to Lender as an advance deposit prior to the date hereof. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and Lender’s Commitment shall have been approved. If this condition is not satisfied, the Fifty Thousand Dollars ($50,000) advance deposit previously paid by Borrower shall be refunded. In the event Lender advances the Tranche 2 Loan, Lender shall “net fund” an additional Commitment Fee equal to one percent (1.00%) of the Tranche 2 Loan amount on the funding date of such Tranche 2. Except as set forth in this Section 4, the Commitment Fee is not refundable.

5. Documentation Fee Payment. On the Closing Date, Borrower shall reimburse Lender pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its reasonable and documented out-of-pocket attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) such Lender’s costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens.

6. Borrower’s Primary Operating Account and Wire Transfer Instructions:

Institution Name:
Address:
ABA No.:
Contact Name:
Phone No.:
E-mail:
Account Title:
Account No.:

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7. Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal, interest and fees will be automatically debited from the same account. Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account.

Part 3 - Additional Representations:

Borrower represents and warrants that as of the Closing Date and, subject to any written updates of the information set forth below by Borrower to Lender, each Borrowing Date:

a)	Its chief executive office is located at: 201 Elliott Avenue West, Suite 260, Seattle, WA 98119

b)	Its Equipment is located at: 201 Elliott Avenue West, Suite 260, Seattle, WA 98119 and [______________]

c)	Its Inventory is located at: 201 Elliott Avenue West, Suite 260, Seattle, WA 98119 and [______________]

d)	Its Records are located at: 201 Elliott Avenue West, Suite 260, Seattle, WA 98119

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: [___________]

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: [___________]

g)	Its Delaware state corporation identification number is: 4579337

h)	Its U.S. federal tax identification number is: [___________]

i)	Including Borrower’s Primary Operating Account identified in Section 6 above, Borrower maintains the following Deposit Accounts and investment accounts:

Institution Name:
Address:
ABA No.:
Contact Name:
Phone No.:
E-mail:
Account Title:
Account No.:
Account No.:

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Part 4 - Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

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[Signature page to Supplement to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

IMPEL NEUROPHARMA, INC.

	By:	/s/ John Leaman, M.D.
	Name:	John Leaman, M.D.
	Title:	Chief Financial Officer

Address for Notices:	201 Elliott Avenue West, Suite 260
Seattle, WA 98119
Attn: John Hoekman, PhD and John Leaman, M.D.

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

	By:	Avenue Venture Opportunities Partners, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	/s/ Sonia Gardner
	Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director

EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Intentionally omitted]

EXHIBIT “B”

FORM OF BORROWING REQUEST

[Intentionally omitted]

EXHIBIT “C”

FORM OF

COMPLIANCE CERTIFICATE

[Intentionally omitted]